Exhibit 3.(b)

               Bylaws of Florida Power, as amended to date.




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                                                      Adopted 2/16/78
                                                  As Amended 12/16/82
                                                   As Amended 1/17/85
                                                   As Amended 4/18/85
                                                  As Amended 10/15/87
                                                   As Amended 1/21/88


                                  BYLAWS
                        FLORIDA POWER CORPORATION

                                 ARTICLE I
                                  Offices

     Section 1. The registered office and headquarters of the Corporation are in the City of St. Petersburg, County of Pinellas, State of Florida.

     Section 2. The Corporation may also have an office at such other places as the business of the Corporation may require.


                                ARTICLE II
                                   Seal

     The Corporate seal shall be circular in form and have inscribed thereon the following:


                         Florida Power Corporation
                                 Corporate
                                   Seal
                                   1899
                                  Florida


                                ARTICLE III
                         Meetings of Shareholders

     Section 1. Annual Meeting. The annual meeting of shareholders for any year shall be held in the month of April of each year and at the time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include, but not be limited to, the election of Directors of the Corporation.

     Section 2. Special Meetings. Special meetings of the shareholders of the Corporation, or of the holders of any class or series of stock, required or authorized by law, may be held for the purpose or purposes stated in the call of said meeting, and shall be called by the Chairman of the Board, or the President, or by the Board of Directors, or when requested in writing by the holders of not less than ten

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percent (10%) of all the shares entitled to vote at the meeting.

     Section 3. Place. Meetings of shareholders may be held within or without the State of Florida.

     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder as the address appears on the stock transfer books of the Corporation with postage thereon prepaid.

     Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 6. Quorum. The holders of a majority of votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the votes entitled to be cast of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

               Unless otherwise provided by law or the Articles of Incorporation of the Corporation, and provided a quorum is present, the affirmative vote of the majority of the votes represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     Section 7. Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

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     Section 8. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

               Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.


                                ARTICLE IV
                                 Directors

     Section 1. Number. The number of Directors constituting the Board of Directors of the Corporation shall be at least three (3). The Board of Directors may, by resolution, fix or vary from time to time the number of Directors of the Corporation; provided, however, the Board of Directors shall not have less than three (3) nor more than fifteen (15) members and that no decrease shall have the effect of shortening the term of any incumbent Director. The Board of Directors may, by a majority vote of the full Board, increase the membership of the Board by not more than two (2) members between annual meetings of Shareholders.

     Section 2. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     Section 3. Qualification. Directors need not be residents of this state or shareholders of this Corporation.

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     Section 4. Authority to Fix Compensation.  The Board of Directors shall have authority to fix the compensation of Directors of the Corporation.

     Section 5. Duties of Directors. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

               In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

               (a) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

               (b) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or

               (c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

               A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question which would cause such reliance described above to be unwarranted.

               A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the Corporation.

     Section 6. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the votes then entitled to be cast at an election of Directors. Whenever the holders of the shares of any class are entitled to elect one (1) or more Directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, in respect to the removal of a Director or

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Directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the shareholders.


                                 ARTICLE V
                           Chairman of the Board

     The Corporation may have a Chairman of the Board who shall be a Director and who shall preside at all meetings of the Shareholders and Directors. He shall advise and counsel with the President and in addition to the responsibility for maintaining effective external relationships on behalf of the Corporation with industry groups, governmental agencies, scientific, educational and other similar groups, he shall exercise such other responsibilities and duties as shall be assigned to him by the Board of Directors. The Chairman of the Board shall be an ex-officio member of all committees of the Board of Directors. The Board of Directors shall have the power at any time to leave the office of Chairman of the Board vacant and, in such eventuality, the President of the Corporation shall assume and exercise all of the powers and responsibilities of this office.


                                ARTICLE VI
                           Meetings of the Board

     Section 1. Time, Place, and Call of Meetings. Meetings of the Board of Directors shall be held within or without the State of Florida at the time fixed by these Bylaws or upon call of the Chairman of the Board or the President or the Secretary or any two (2) Directors.

     Section 2. Annual Meeting. The annual meeting of the Board of Directors shall be held promptly following the annual meeting of shareholders.

     Section 3. Notice of Meetings. Written notice of the time and place of meetings of the Board of Directors shall be given to each Director by either personal delivery, mail, telegram or cablegram at least two (2) days before the meeting.

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               Notice need not be given of regular meetings held at times fixed by these Bylaws. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice, either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business the meeting is not lawfully called or convened.

               Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

               Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. The vote on any matter before the Board or any committee of the Board, when members are present by means of a conference telephone or similar communication equipment, shall be by roll call.

     Section 4. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceeding. Such consent shall have the same effect as a unanimous vote.

     Section 5. Quorum and Voting. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 6. Presumption of Assent. A Director of the Corporation who is present at a meeting of its Board of

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Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 7. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one (1) or more of the Directors are Directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

               (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

               (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

               (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

               Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.


                                ARTICLE VII
                                Committees

     Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other committees.

               The members of committees shall act only as a committee and the individual members shall have no power as such. Unless the Board of Directors elects a committee chairman, each committee shall elect its own chairman and secretary, and have full power and authority to make rules

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for the conduct of its business. The Board shall have the power at any time to change the membership of committees, fill vacancies, and to abolish committees.

               Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     Section 2. Executive Committee. The Executive Committee shall have and may exercise all of the powers of the Board during the intervals between the meetings of the Board in the management of the business and affairs of the Corporation. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings and make a report thereof from time to time to the Board of Directors.

               The Executive Committee shall not have the authority to:

               (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

               (b) designate candidates for the office of Director, for purposes of proxy solicitation or otherwise;

               (c) fill vacancies on the Board of Directors or any committee thereof;

               (d)  amend the Bylaws;

               (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

               (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the

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Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.


                               ARTICLE VIII
                                 Officers

     Section 1. Executive Officers. The officers of this Corporation may consist of a Chairman of the Board of Directors, and shall consist of a President, a Secretary, a Treasurer, and such other officers as may be determined and appointed by the Board of Directors. Each officer shall be elected by the Board of Directors at the first meeting of Directors immediately following the annual meeting of shareholders of the Corporation, and shall serve until a successor is elected and qualified. Any two (2) or more offices may be held by the same person.

     Section 2. Duties. The officers of the Corporation shall have the following duties:

               (a) President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board to delegate to others, so far as it lawfully may, any specific powers; and shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Directors. The President may appoint such agents as he may deem necessary, who shall hold office during his pleasure, and who shall have such authority and shall perform such duties as from time to time he may prescribe.

               (b) Secretary. The Secretary shall have custody of, and maintain, all of the Corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

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               (c) Treasurer. The Treasurer shall have custody of all Corporate funds and financial records, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

               Any vacancy, however occurring, in any office may be filled by the Board of Directors.

               Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.


                                ARTICLE IX
                               Capital Stock

     Section 1. Certificates of Stock. The Board of Directors shall provide for the issue and transfer of the capital stock of the Corporation and prescribe the form of the certificates for such stock.

     Section 2. Form. Certificates representing shares in the Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed such certificate, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

               If and to the extent the Corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of:

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               (a) The designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued.

               (b) The variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined.

               (c) The authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate such restrictions, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

          Each certificate representing shares shall state upon the face thereof; the name of the Corporation; that the Corporation is organized under the laws of the State of Florida, the name of the person or persons to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificates, or a statement that the shares are without par value.

     Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor.


                                 ARTICLE X
                                Fiscal Year

     The fiscal year of the Corporation shall be the calendar year.


                                ARTICLE XI
           Indemnification of Directors, Officers and Employees

     The Corporation shall indemnify any Director, officer, or employee or any former Director, officer, or employee to the full extent permitted by law.

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                                ARTICLE XII
                                 Dividends

     The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except as prohibited by law, or when contrary to any restrictions contained in corporate indentures, bonds, or other financing agreements.


                               ARTICLE XIII
                                 Amendment

     These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors.

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